EXHIBIT 21


SUBSIDIARIES OF UNITED INDUSTRIAL CORPORATION

March 3, 1998

                                                                         State                   Approximate Percentage of
                                                                   (or jurisdiction)             Voting Securities Owned by
Name                                                             in which Incorporated                 Immediate Parent
-----------------------------------------------------------------------------------------------------------------------------
AAI Corporation                                                        Maryland                            100% (a)
  A.A.I. Engineering Support, Inc.                                     Maryland                            100  (b)
  A.A.I. International, Inc.                                           Delaware                            100  (b)
  Seti, Inc.                                                         Pennsylvania                          100  (b)
  AAI Medical, Inc.                                                    Maryland                            100  (b)
  AAI MICROFLITE Simulation International
    Corporation                                                        Maryland                            100  (b)
  AAI/ACL Technologies, Inc.                                           Maryland                            100  (b)
  AAI California Carshells, Inc.                                       Maryland                            100  (b)
Detroit Stoker Company                                                 Michigan                            100  (a)
  Midwest Metallurgical Laboratory, Inc.                               Michigan                            100  (c)
UIC Products Co.                                                       Illinois                            100  (a)
Symtron Systems, Inc.                                                 New Jersey                           100  (a)
U.I.C.-Del. Corporation                                                Delaware                            100  (a)
U.I.C. International, Ltd.                                             Barbados                            100  (a)


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(a) Percentage owned by United Industrial Corporation ("United).
(b) Percentage owned by AAI Corporation.
(c) Percentage owned by Detroit Stoker Company.

All of the subsidiaries listed above are included in the consolidated financial statements of United.